As filed with the Securities and Exchange Commission on February 22, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-0479804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1735 Market Street

Philadelphia, PA 19103

(Address of Principal Executive Offices)

FMC Corporation Savings and Investment Plan

(Full title of the plan)

Andrea E. Utecht, Esq.

Executive Vice President, General Counsel and Secretary

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(Name and Address of Agent For Service)

Telephone: (215) 299-6000

(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Robert Friedel, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2779

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.10 per share	6,000,000	$80.63	$483,780,000	$56,167

(1)	The proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low sale prices for the shares of common stock as reported on The New York Stock Exchange on February 15, 2011 solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement on Form S-8 is filed by FMC Corporation (the “Company”) for the purpose of registering additional shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) under the FMC Corporation Savings and Investment Plan (the “Plan”). The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-111456) filed on December 22, 2003 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

(b) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 12, 1986 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Andrea E. Utecht. As of February 11, 2011, Andrea E. Utecht, Executive Vice President, General Counsel and Secretary of the Company, beneficially owns 51,742 outstanding shares of Common Stock and owns options to purchase an additional 14,411 shares of Common Stock.

Item 8. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

5.1	Opinion of Andrea E. Utecht as to the legality of the shares of Common Stock being registered hereby which may be issued by the Company under the Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of Andrea E. Utecht (contained in the opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of the Registration Statement).

In accordance with Item 8 of Form S-8, the legal opinion contained in Exhibit 5.1 does not address compliance with the requirements of ERISA as the Company undertakes that the Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code have been or will be made.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on this 22nd day of February, 2011.

FMC CORPORATION

By:	/S/ W. KIM FOSTER
	Name:	W. Kim Foster
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Kim Foster and Andrea E. Utecht and each of them acting along, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated;

Signature	Title	Date

/S/ PIERRE R. BRONDEAU	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 22, 2011
Pierre R. Brondeau

/S/ W. KIM FOSTER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2011
W. Kim Foster

/S/ GRAHAM R. WOOD	Vice President and Controller (Principal Accounting Officer)	February 22, 2011
Graham R. Wood

/S/ EDWARD J. MOONEY	Director	February 22, 2011
Edward J. Mooney

/S/ ENRIQUE J. SOSA	Director	February 22, 2011
Enrique J. Sosa

/S/ VINCENT R. VOLPE, Jr.	Director	February 22, 2011
Vincent R. Volpe, Jr.

/S/ G. PETER D’ALOIA	Director	February 22, 2011
G. Peter D’Aloia

/S/ C. SCOTT GREER	Director	February 22, 2011
C. Scott Greer

/S/ PAUL J. NORRIS	Director	February 22, 2011
Paul J. Norris

/S/ DIRK A. KEMPTHORNE	Director	February 22, 2011
Dirk A. Kempthorne

/S/ ROBERT C. PALLASH	Director	February 22, 2011
Robert C. Pallash

/S/ PATRICIA A. BUFFLER	Director	February 22, 2011
Patricia A. Buffler

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Andrea E. Utecht as to the legality of the shares of Common Stock being registered hereby which may be issued by the Company under the Plan.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Andrea E. Utecht (contained in the opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of the Registration Statement).

*	Filed herewith.